Exhibit 99.1
FOR IMMEDIATE RELEASE
Solar Power, Inc. Announces Fourth Quarter and Year-End 2010 Results
SPI reports $34 million in revenue and $8.9 million loss for 2010 and profitable Q4
Roseville, CA, March 14, 2011—Solar Power, Inc. (“SPI”) (OTCBB: SOPW) a leading developer of photovoltaic solar energy facilities(“SEF”), today announced the Company’s fourth quarter and year-end financial results for fiscal year 2010.
2010 Highlights:
•	Successful repositioning of company as a SEF developer for utilities and commercial prospects coupled with reduced operating expenses resulted in a profitable fourth quarter.

•	We successfully commissioned the second 2.4-megawatt phase of the Aerojet project, bringing the full 6-megawatt system into operation.

•	We were awarded the 5-megawatt rooftop project for White Rose Foods in New Jersey, believed to be the largest rooftop system in the United States.

•	We began construction of the 1.75-megawatt elevated shade structure for RV storage at the Temescal Canyon RV storage center in Temescal, CA.

•	The Company was awarded the contract for and began construction of 2.24 megawatts comprised of multiple systems across the Baldwin Park Unified School District in Baldwin Park, CA.

•	The Company was awarded the contract for and began construction of a distributed generation system for 20th Century Fox Film Corporation at its Century City, California headquarters and studio complex.

•	We received the outstanding $9 million payment for Aerojet project in August.
Management Comments:
“Despite the extended delay we experienced in receiving funds from the owners of the Aerojet development, and its effect on our performance last year, we still managed to achieve several important objectives. Key among these was the rapid reduction of our quarterly operating expense. Another significant milestone was our receipt of the outstanding $9 million for the Aerojet project in August,” said Steve Kircher, CEO for SPI. “ Additionally, we closed our Yes! Solar Solutions division and began construction on several new projects. We contracted a five-megawatt distributed generation project in New Jersey, which we believe will be the largest rooftop solar energy facility installation in the United States when completed. We also continued to pursue several other significant projects across North America and Europe,” Mr. Kircher continued. “The watershed event for our company, which was developing in the fourth quarter, occurred just after the first of the year when we announced the purchase of a 70% interest in SPI by LDK Solar, a NYSE traded company, and arguably one of the premier solar companies in the world today. Coupled with our focus on commercial and utility projects, we believe this transaction to be transformative for the Company as it strongly positions us to become a premier solar developer in both of these market segments,” Mr. Kircher stated. “While protracted inclement weather throughout the United States has impacted construction starts, we anticipate 2011 to be a record year for SPI with projected revenue in the $70 million range. We believe that transitional aspects of the SPI-LDK transaction are setting the stage for rapid growth for the second quarter of 2011,” Mr. Kircher concluded.
Financial Information:
Fourth Quarter of 2010 Results
Net sales for the fourth quarter of 2010 were $13.2 million, a decrease of 6.0%, compared to $14.1 million in net sales in the fourth quarter of 2009. On a year-over-year basis, decrease in the fourth quarter is attributed to a decrease in commercial solar construction and direct module sales.
Gross profit for the fourth quarter 2010 was $2.5 million, or 18.6% of sales, compared to $(561) thousand, or (4.0%) of sales, in the fourth quarter of 2009.
Operating expenses for the fourth quarter of 2010 were $2.3 million (17.2% of sales) compared to $3.8 million (26.8% of sales) for the same period last year. Other expenses, including interest were $98 thousand for the fourth quarter of 2010 compared to $10 thousand for the comparative period a year ago. Net income for the fourth quarter of 2010 was $230 thousand, compared to a net loss of $4.4 million, in the fourth quarter of 2009.
2010 Results
For the year ended December 31, 2010, the Company reported net sales of $34.0 million, a decrease of 35.2% over net sales of $52.6 million for 2009. Gross profit was $4.8 million, or 14.0% of sales compared to gross profit of $6.8 million, or 12.9% of sales in 2009.
For the year ended December 31, 2010, the Company reported operating expenses were $12.2 million or 35.8% of sales, compared to $13.7 million or 25.9% of sales for 2009. Net loss for 2010 was $8.9 million, or $0.17 per basic and diluted share, compared to a net loss of $7.0 million, or $0.17 per basic and diluted share, in 2009.
Balance Sheet
Cash and cash equivalents at December 31, 2010 were $1.4 million. Common shares outstanding at December 31, 2010 were 52,292,576. Accounts receivable and costs and estimated earnings in excess of billings were $8.2 million at year end. Inventory decreased 21.6% to $4.1 million.
2011 Outlook:
Based on our new level of working capital provided by the LDK investment, committed backlog and project execution capability we are comfortable with a revenue target of $70 million for fiscal 2011.

About Solar Power, Inc. (OTCBB: SOPW):
Solar Power, Inc. (SPI) is a vertically integrated photovoltaic solar developer offering its own brand of high-quality, low-cost distributed generation and utility-scale solar energy facility development services. Through the Company’s close relationship with LDK Solar, SPI extends the reach of its vertical integration from silicon to system. From project development, to project financing and to post-construction asset management, SPI delivers turnkey world-class photovoltaic solar energy facilities to its business, government and utility customers. For additional information visit: www.solarpowerinc.net .
Safe Harbor Statement:
This release contains certain “forward-looking statements” relating to the business of Solar Power, Inc., its subsidiaries and the solar industry, which can be identified by the use of forward looking terminology such as “believes, expects” or similar expressions. The forward looking statements contained in this press release include statements regarding the Company’s ability to execute its growth plan and meet revenue and sales estimates, enter into formal long-term supply agreements, and market acceptance of products and services. These statements involve known and unknown risks and uncertainties, including, but are not limited to, general business conditions, managing growth, and political and other business risk. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks and other factors detailed in the Company’s reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

For additional information contact:
Steve Kircher, Chairman & CEO	Brion Tanous
Solar Power, Inc.	CleanTech IR, Inc.
(916) 745-0900	(310) 541-6824
btanous@cleantech-ir.com

SOLAR POWER, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2010 and 2009
(dollars in thousands, except for par value and share data)

	2010	2009

ASSETS
Current assets:
Cash and cash equivalents	$1,441	$3,136
Accounts receivable, net of allowance for doubtful accounts of $28 and $395 at December 31, 2010 and 2009, respectively and net of deferred revenues	5,988	17,985
Costs and estimated earnings in excess of billings on uncompleted contracts	2,225	7,800
Notes receivable, net of deferred revenue — current portion at December 31, 2009	—	—
Inventories, net	4,087	5,213
Asset held for sale	6,669	—
Prepaid expenses and other current assets	702	1,275
Restricted cash	285	280

Total current assets	21,397	35,689

Goodwill	435	435
Note receivable, net of deferred revenue — long term portion at December 31, 2009	—	—
Restricted cash	1,059	—
Property, plant and equipment at cost, net	915	1,390

Total assets	$23,806	$37,514

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,055	$16,110
Accrued liabilities	4,298	4,201
Income taxes payable	2	291
Billings in excess of costs and estimated earnings on uncompleted contracts	1,767	154
Loans payable and capital lease obligations	3,808	260

Total current liabilities	15,930	21,016
Loans payable and capital lease obligations, net of current portion	13	53

Total liabilities	15,943	21,069

Commitments and contingencies	—	—

Stockholders’ equity
Preferred stock, par $0.0001, 20,000,000 shares authorized, none issued and outstanding at December 31, 2010 and 2009	—	—
Common stock, par $0.0001, 100,000,000 shares authorized 52,292,576 shares issued and outstanding at December 31, 2010 and 2009	5	5
Additional paid in capital	42,114	41,808
Accumulated other comprehensive loss	(240)	(222)
Accumulated deficit	(34,016)	(25,146)

Total stockholders’ equity	7,863	16,445

Total liabilities and stockholders’ equity	$23,806	$37,514

SOLAR POWER, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2010 and 2009
(dollars in thousands, except for per share and share data)

	2010	2009

Net sales	$34,036	$52,551
Cost of goods sold	29,282	45,788

Gross profit	4,754	6,763

Operating expenses:
General and administrative	7,578	8,849
Sales, marketing and customer service	3,652	3,841
Engineering, design and product management	947	939

Total operating expenses	12,177	13,629

Operating loss	(7,423)	(6,866)

Other income (expense):
Interest expense	(450)	(49)
Interest income	—	12
Other expense	(1,138)	(21)

Total other expense	(1,588)	(58)

Loss before income taxes	(9,011)	(6,924)

Income tax (benefit) expense	(141)	46

Net loss	$(8,870)	$(6,970)

Net loss per common share:
Basic	$(0.17)	$(0.17)

Diluted	$(0.17)	$(0.17)

Weighted average number of common shares used in computing per share amounts
Basic	52,292,576	41,787,637

Diluted	52,292,576	41,787,637